UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

13631 Progress Boulevard, Suite 400,
Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(386) 462-6800
(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2020, AxoGen Corporation (“AC”), a Delaware corporation and a wholly owned subsidiary of AxoGen, Inc., entered into the Fifth Amendment to Lease (the “Fifth Amendment”) with SNH Medical Office Properties Trust, a Maryland real estate investment trust (“SNH”). SNH is the landlord of AC’s currently leased approximately 19,000 square foot corporate headquarters facility in the Progress Center at 13631 Progress Boulevard, Alachua, Florida 32615 (the “Current Premises”) pursuant to separate premises under that certain lease dated as of February 6, 2007, as amended (the “Lease”).

The Fifth Amendment provides that the terms attributable to the separate premises demised by the lease will be co-terminus and will expire on October 31, 2021. AC also has the right to extend the term of the Current Premises for an additional period of five years commencing on November 1, 2021 (the “Extended Term”). Annual Gross Rent (as defined in the Lease) for each year of the Extended Term shall be equal to 103% of the Annual Gross Rent in effect for each immediately preceding year. AC’s Annual Gross Rent shall be approximately $370,700 from November 1, 2020 through October 31, 2021.

The foregoing summary of the material terms of the Fifth Amendment is qualified in its entirety by reference to the full text of the Fifth, which is attached hereto as Exhibit 10.9.5 and incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
10.9.5	Fifth Amendment to Lease, dated as of November 30, 2020, by and between AxoGen Corporation and SNH Medical Office Properties Trust.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: December 4, 2020	By:	/s/ Brad Ottinger
Brad Ottinger
General Counsel and Chief Compliance Officer